For Immediate Release
October 19, 2004

               AJS BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS

AJS Bancorp, Inc. (OTCBB; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $442,000 for the quarter ended September 30, 2004 as compared to $331,000 for the same quarter in 2003. Basic and diluted earnings were $0.20 per share for the quarter ended September 30, 2004 compared to basic and diluted earnings per share of $0.14 for the quarter ended September 30, 2003. The increase in net income resulted primarily from an increase in net interest income and a decrease in noninterest expense.

Total assets as of September 30, 2004 were $272.8 million, an increase of $34.4 million or 14.4% from $238.4 million at December 31, 2003. The increase was primarily due to increases in federal funds sold, certificates of deposit and securities. We invested in certificates of deposit at other financial institutions, and mortgage-backed securities in order to attain slightly higher yields without locking into long term investments. The mortgage-backed securities are expected to mature in ten to fifteen years, however prepayments may cause them to pay down at a faster pace. Total deposits increased $18.2 million or 9.9% to $202.0 million at September 30, 2004 from $183.8 million at December 31, 2003. The increase was primarily in certificates of deposit and money market accounts. FHLB advances increased to $33.9 million at September 30, 2004 from $17.0 million at December 31, 2003.

The Company had non-performing assets of $996,000 as of September 30, 2004 and $1.2 million as of December 31, 2003. The allowance for loan losses was $1.9 million at September 30, 2004 and $2.0 million at December 31, 2003. This represents a ratio of allowance for loan losses to gross loans receivable of 1.15% at September 30, 2004 and 1.24% at December 31, 2003.

Total stockholders' equity decreased $1.9 million to $30.2 million at September 30, 2004 from $32.1 million at December 31, 2003. The decrease in stockholders' equity during the past nine months primarily resulted from the repurchase of shares of the Company's stock. This decrease was offset by net income of $1.1 million for the nine months ended September 30, 2004.

INCOME INFORMATION -THREE MONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003:

Net interest income increased by $48,000 or 2.6% to $1.9 million for the quarter ended September 30, 2004 when compared to the same quarter in 2003. The increase in net interest income was primarily due to increased average interest earning assets. Average interest earning assets were $255.0 million and $229.1 million during the comparative 2004 and 2003 quarters while the average yield was 5.08% and 5.39%, respectively. Our net interest rate spread decreased 21 basis points to 2.72% from 2.93% while our net interest margin decreased 25 basis points to 2.95% from 3.20%. The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 110.48% for the three months ended September 30, 2004 from 112.06% for the same period in 2003. The decrease in the spread and the margin was largely due to the decrease in the yield of interest earning assets exceeding the decrease in the cost of interest-bearing liabilities as both assets and liabilities continued to reprice downward.

There was no provision for loan losses for either of the three months ended September 30, 2004 or September 30, 2003. However, there were $57,000 in loan loss recoveries during the three months ended September 30, 2004, and $10,000 in recoveries during the three months ended September 30, 2003. Any loan loss provisions made are to maintain the allowance to reflect management's estimate of losses inherent in our loan portfolio. Management concluded that no additional provisions were necessary during the three months ended September 30, 2004 or 2003. Should any unforeseen risks present themselves however, management may need to make a provision for loan losses in the future.

Noninterest income increased $3,000 to $300,000 for the quarter ended September 30, 2004 from $297,000 for the comparable quarter in 2003.

Noninterest expense decreased by $93,000 to $1.5 million at September 30, 2004 when compared to expense for the same quarter in 2003. Advertising and promotion costs increased $27,000 for the comparable quarters due to various deposit program specials offered during the quarter ended September 30, 2004. Other noninterest expense decreased $52,000 to $227,000 at September 30, 2004 from $279,000 at September 30, 2003. This was due to reductions in legal fees, stationary, printing and office supplies, and postage.

INCOME INFORMATION - NINE MONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003:

Net interest income increased by $221,000 or 4.0% to $5.7 million for the nine months ended September 30, 2004 from $5.5 million for the same period in 2003. Average interest earning assets were $245.0 million and $228.1 million during the comparative 2004 and 2003 six-month periods while the average yield was 5.14% and 5.45%, respectively. Our net interest rate spread decreased 6 basis points to 2.85% from 2.91% while our net interest margin decreased 10 basis points to 3.10% from 3.20%. The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 112.23% for the nine months ended September 30, 2004 from 112.56% for the same period in 2003. The decrease in our net interest rate spread and net interest margin reflects the repricing of interest-bearing assets in excess of the repricing of cost of funds.

We did not increase our provision for loan losses during the nine months ended September 30, 2004 or 2003. However, there were $72,000 in loan loss recoveries during the nine months ended September 30, 2004, and $61,000 in recoveries during the nine months ended September 30, 2003.

Noninterest income decreased to $682,000 for the nine months ended September 30, 2004 from $855,000 for the comparable period in 2003. The $173,000 decrease was the result of reductions in insurance commission income, service charge income, and other non-interest income at September 30, 2004 when compared to the nine months ended September 30, 2003.

Noninterest expense decreased marginally by $4,000 to $4.6 million for both the nine month periods ended September 30, 2004 and 2003.

Other financial information is included in the tables that follow.

This press release contains certain "forward-looking statements" which may be identified by the use of such words as "believe", "expect", "intend", "anticipate", "should", "planned", "estimated" and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact: Lyn G. Rupich
         President
         708-687-7400

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)
                                                          30-Sep-04   31-Dec-03
ASSETS

Cash and due from financial Institutions                  $ 15,597     $ 19,801
Federal funds Sold                                           9,750            0
                                                          ---------------------
TOTAL CASH AND CASH EQUIVALENTS                             25,347       19,801

Certificates of deposit                                      7,388            0
Securities                                                  60,315       42,652
Loans receivable net of allowance for loan loss
   of $1,894 at September 30, 2004, and $1,962
   at December 31, 2003                                    158,828      155,628
Federal Home Loan Bank Stock                                14,245       13,612
Premises and equipment                                       4,810        4,875
Accrued interest receivable & other assets                   1,856        1,816
                                                          ---------------------
TOTAL ASSETS                                              $272,789     $238,384
                                                          =====================

LIABILITIES AND SHAREHOLDER'S EQUITY
Deposits                                                   201,975     $183,847
Federal Home Loan Bank advances                             33,850       17,000
Advance payments by borrowers for taxes
   and insurance                                             2,491        1,651
Accrued expenses and other liabilities                       4,283        3,781
                                                          ---------------------

TOTAL LIABILITIES                                          242,599      206,279
TOTAL EQUITY                                                30,190       32,105
                                                          ---------------------
TOTAL LIABILITIES AND EQUITY                              $272,789     $238,384
                                                          =====================

                                                          30-Sep-04    30-Sep-03
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees                                      $ 7,057     $ 7,045
Securities                                                   1,629       1,773
Interest earning deposits & other                              707         408
Federal Funds Sold                                              43          93
                                                          ---------------------
TOTAL INTEREST INCOME                                        9,436        9,319

INTEREST EXPENSE ON DEPOSITS
Deposits                                                     2,979        3,206
Federal Home Loan Bank & Other                                 767          644
                                                          ---------------------
Total Interest Expense                                      3,746         3,850
                                                          ---------------------
NET INTEREST INCOME                                         5,690         5,469
Provision (recovery) for loan losses                          (72)          (61)
                                                          ---------------------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                               5,762        5,530

NON-INTEREST INCOME
Insurance commissions                                          159          228
Service charges on accounts                                    382          407
Other                                                          141          220
                                                          ---------------------
TOTAL NON-INTEREST INCOME                                      682          855

NON-INTEREST EXPENSE
Salaries and employee benefits                               2,739        2,679
Occupancy                                                      576          653
Advertising & promotion                                        263          200
Data processing                                                284          282
Other                                                          757          809
                                                          ---------------------
TOTAL NON-INTEREST EXPENSE                                   4,619        4,623

INCOME BEFORE INCOME TAXES                                   1,825        1,762
Income Tax Expense                                             676          648
                                                          ---------------------
NET INCOME                                                $  1,149     $  1,114
                                                          =====================

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands
For the Three months ended 9/30/04

                                             For the Three         For the Three
                                              Months ended          Months ended
                                               9/30/2004              9/30/2003
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees                          $ 2,362                $ 2,364
Securities                                         601                    502
Interest earning deposits & other                  256                    205
Federal Funds Sold                                  17                     16
                                               ------------------------------
TOTAL INTEREST INCOME                            3,236                  3,087

INTEREST EXPENSE ON DEPOSITS
Deposits                                         1,036                  1,040
Federal Home Loan Bank & Other                     322                    217
                                               ------------------------------
Total Interest Expense                           1,358                  1,257
                                               ------------------------------
NET INTEREST INCOME                              1,878                  1,830
Provision (recovery) for loan losses               (57)                   (10)
                                               ------------------------------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                   1,935                  1,840

NON-INTEREST INCOME
Insurance commissions                               70                     72
Service charges on deposit accounts                164                    150
Other                                               66                     75
                                               ------------------------------
TOTAL NON-INTEREST INCOME                          300                    297

NON-INTEREST EXPENSE
Salaries and employee benefits                     919                    960
Occupancy                                          206                    225
Advertising & promotion                             85                     58
Data processing                                     89                     97
Other                                              227                    279
                                               ------------------------------
TOTAL NON-INTEREST EXPENSE                       1,526                  1,619

INCOME BEFORE INCOME TAXES                         709                    518
Income Tax Expense                                 267                    187
                                               ------------------------------
NET INCOME                                     $   442                $   331
                                               ==============================




AJS Bancorp, Inc.
Financial Highlights
(unaudited)                                     September 30, 2004  December 31, 2003
                                                         (In thousands)
Selected Financial Highlights:
Total assets                                         $ 272,789        $ 238,384
Loans receivable, net                                  158,828          155,628
Securities                                              60,315           42,652
Deposits                                               201,975          183,847
Federal Home Loan Bank advances                         33,850           17,000
Stockholders' equity                                    30,190           32,105

Book value per share (1)                                 13.45            14.16

Number of shares outstanding (2)                     2,243,981        2,355,180

                                              Three months ended   Three months ended
                                              September 30, 2004   September 30, 2003
                                            (In thousands except per share information)

Selected Operations Data:
Total interest income                                $   3,236        $   3,087
Total interest expense                                   1,358            1,257
                                                     ---------------------------
Net interest income                                      1,878            1,830
Provision for loan losses                                  (57)             (10)
                                                     ---------------------------
Net interest income after provision
for loan losses                                          1,935            1,840
Noninterest income                                         300              297
Noninterest expense                                      1,526            1,619
                                                     ---------------------------
Income before taxes                                        709              518
Income tax provision                                       267              187
                                                     ---------------------------
Net income                                                 442              331
                                                     ===========================

Earnings per share, basic and diluted                $    0.20        $    0.14

                                              Three months ended   Three months ended
                                              September 30, 2004   September 30, 2003

Selected Operating Ratios:
Return on average assets                                  0.66%            0.55%
Return on average equity                                  5.90%            3.97%
Interest rate spread during the period                    2.72%            2.93%
Net interest margin                                       2.95%            3.20%
Average interest-earning assets to average interest-
   bearing liabilities                                  110.48%          112.06%
Efficiency ratio (3)                                     70.06%           76.12%

                                               Nine months ended    Nine months ended
                                               September 30, 2004   September 30, 2003
                                             (In thousands except per share information)
Selected Operations Data:
Total interest income                                $   9,436        $   9,319
Total interest expense                                   3,746            3,850
                                                     ---------------------------
Net interest income                                      5,690            5,469
Provision for loan losses                                  (72)             (61)
                                                     ---------------------------
Net interest income after provision
for loan losses                                          5,762            5,530
Noninterest income                                         682              855
Noninterest expense                                      4,619            4,623
                                                     ---------------------------
Income before taxes                                      1,825            1,762
Income tax provision                                       676              648
                                                     ---------------------------
Net income                                               1,149            1,114
                                                     ===========================

Earnings per share, basic                               $ 0.51        $    0.48
Earnings per share, diluted                             $ 0.50        $    0.48

                                                Nine months ended    Nine months ended
                                                September 30, 2004   September 30, 2003

Selected Operating Ratios:
Return on average assets                                  0.60%            0.62%
Return on average equity                                  4.88%            4.42%
Interest rate spread during the period                    2.85%            2.91%
Net interest margin                                       3.10%            3.20%
Average interest-earning assets to average interest-
   bearing liabilities                                  112.23%          112.56%
Efficiency ratio (3)                                     72.49%           73.10%


                                                      As of              As of
                                              September 30, 2004   December 31, 2003
Asset Quality Ratios:
Non-performing assets to total assets                     0.37%            0.49%
Allowance for loan losses to non-performing loans       190.16%          172.71%
Allowance for loan losses to loans receivable, gross      1.15%            1.24%


(1)  Shareholders' equity divided by number of shares outstanding.
(2)  Total shares issued, less unearned ESOP shares, and treasury shares.
(3) Non-interest expense divided by the sum of net interest income and non-interest income.